Exhibit T3B-4

BY-LAWS OF

ANGIOTECH AMERICA, INC.

ARTICLE I

OFFICES

The registered office of the Corporation shall be in the City of Springfield, County of Sangamon, State of Illinois. The Corporation may also have offices at such other places both within and without the State of Illinois as the Board of Directors may from time to time determine or the business of the Corporation may require. The name of the registered agent of the corporation at such location is Illinois Corporation Service Company.

ARTICLE II

SHAREHOLDERS

1.	Time and Place of Meetings.

All meetings of the shareholders for the election of Directors or for any other purpose shall be held at such time and place, within or without the State of Illinois, as shall be designated by the Board of Directors.

In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

2.	Annual Meetings.

An annual meeting of shareholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

The date of the annual meeting shall be determined by the Board of Directors.

3.	Special Meetings.

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President and shall be called by the Secretary (a) at the direction of a majority of the Board of Directors, or (b) at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

4.	Notice of Meetings.

Written notice of each meeting of the shareholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting or, in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting.

The notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called.

5.	Quorum.

The holders of a majority of the shares issued and outstanding and entitled to vote at the meeting in question, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law.

If a quorum is not present or represented, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote shall have power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than A days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

6.	Voting.

At all meetings of the shareholders each shareholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such shareholder of record on the record date for the meeting.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

7.	Informal Action by Shareholders.

Unless otherwise provided by the Articles of Incorporation or these By-Laws, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Any action required or permitted to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting; provided that if such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least five days prior to the execution of such consent a notice in writing shall have been delivered to all of the shareholders entitled to vote with respect to the subject matter thereof, and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

ARTICLE III

DIRECTORS

1.	General.

The business and affairs of the Corporation shall be managed and controlled under the direction of a Board of Directors.

The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Articles of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

2.	Number, Qualification and Tenure.

The number of Directors of the Corporation shall be not less than two (2) and not more than five (5), except that, in cases where all the shares of the Corporation are owned of record by either one or two shareholders the number of Directors may be less than (2) but not less than the number of shareholders.

Within such limits, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the shareholders, except as provided in §3 of this Article, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Directors need not be shareholders.

3.	Vacancies.

Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

If there are no Directors in office, an election of Directors may be held in the manner provided by law.

4.	Place of Meetings.

The Board of Directors may hold meetings, both regular and special, either within or without the State of Illinois.

5.	Regular Meetings.

The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the shareholders.

Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board.

No notice of regular meetings need be given.

6.	Special Meetings.

Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of any Director.

The person calling any special meeting shall give notice of the time and place thereof but neither the business to be transacted at, nor the purpose of the meeting need be specified in such notice.

7.	Quorum.

At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law.

If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

8.	Chairman.

The Chairman of the Board, if one shall have been elected, shall act as chairman at all meetings of the Board of Directors.

If a Chairman of the Board shall not have been elected or, if elected, is not present, the President or, in the absence of the President, a Vice President who is a member of the Board (and, if there is more than one such person, in the order designated by the Board of Directors or, in the absence of such designation, in the order of their election), if any, or if no such Vice President is present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

9.	Executive Committee.

The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

Except as expressly limited by the Illinois Business Corporation Act of 1983 (the “Illinois BCA”) or the Articles of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors.

The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the President or any two of its members. No notice of meetings need be given.

A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee.

Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

10.	Other Committees.

The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of two or more Directors. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or. members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee.

Except as expressly limited by the Illinois BCA or the Articles of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee.

Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require.

Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

11.	Informal Action.

Unless otherwise provided by the Articles of Incorporation or these by-laws, any action required by the Illinois BCA to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

Any such consent shall be filed with the minutes of proceedings of the Board or committee.

12.	Attendance by Telephone.

Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

13. Compensation.

The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

ARTICLE

IV

OFFICERS

1.	General.

The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer.

The Board of Directors may also elect a Chairman of the Board, one or more additional Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate.

Any two or more offices may be held by the same person, except the offices of President and Secretary; provided, that where all the shares of the Corporation are held by one shareholder the offices of President and Secretary may be held by one person.

2.	Term of Office.

The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified.

Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

3.	Chairman of the Board.

The Chairman of the Board, when elected, shall be the Chief Executive Officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of shareholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

4.	President.

During any period when there shall be an office of Chairman of the Board, the President shall be the Chief Operating Officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

During any period when there shall not be an office of Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and, as such, shall have the functions, authority and duties provided for the Chairman of the Board when there is an office of Chairman of the Board.

5.	Vice President.

Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

6.	Secretary.

The Secretary shall keep a record of all proceedings of the shareholders of the Corporation and of the Board of Directors and shall perform like duties for the standing committees when required.

The Secretary shall give, or cause to be given, notice, if any, of all meetings of the shareholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, or these By-Laws.

The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary.

The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

7.	Assistant Secretary.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

8.	Treasurer.

The Treasurer shall have the custody of the corporate funds and securities and shall keep frill and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

9.	Assistant Treasurer.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

10.	Other Officers.

Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors, the Chairman of the Board or the President.

ARTICLE V

SHARE CERTIFICATES

1.	Form.

Certificates representing shares in the Corporation shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

2.	Transfer.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

3.	Replacement.

In case of the loss, destruction or theft of a certificate representing shares of the Corporation, a new certificate may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI

GENERAL PROVISIONS

1.	Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

2.	Corporate Seal.

The corporate seal shall be in such form as may be approved from time to time by the Board of Directors.

The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

3.	Waiver of Notice.

Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VII

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors.

The fact that the power to amend, alter, repeal or adopt the ByLaws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.